BENJAMIN & YOUNG, LLP
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

2361 Campus Drive
Suite 260
Irvine, CA 92612
Office (714) 238-0000
Fax (714) 451-4160
www.bycpas.com

March 6, 2018

GREENKRAFT, INC.

We have read Item 4.01 of Form 8-K dated March 6, 2018 of GREENKRAFT, INC. ("the Registrant") and are in agreement with the statements concerning therein as it pertains to our firm.

We have no basis to agree or disagree with other statements of the Registrant contained in Item 4.01.

Very truly yours,

/s/ BENJAMIN & YOUNG, LLP